Exhibit 99.2

Vital Energy Prices Upsized Offering Of Common Stock

TULSA, OK – September 14, 2023 – Vital Energy, Inc., a Delaware corporation (NYSE: VTLE) (“Vital Energy” or the “Company”), announced today the pricing of an upsized underwritten public offering of 2,750,000 shares of its common stock for total gross proceeds (before underwriters’ fees and estimated expenses) of approximately $148.5 million. The Company has also granted the underwriters a 30-day option to purchase up to 412,500 additional shares of the Company’s common stock.

The Company intends to use a portion of the net proceeds from this offering and a concurrent offering of senior notes to repay a portion of the borrowings outstanding under its senior secured credit facility and use any excess for general corporate purposes. Pending the use of the net proceeds from this offering as described in above, the Company intends to use the net proceeds from this offering to make short-term liquid investments, at its discretion.

The offering is expected to close on or about September 19, 2023, subject to customary closing conditions.

BofA Securities (“BofA”), Citigroup (“Citi”) and Wells Fargo Securities, LLC (“Wells Fargo”) are acting as joint book-running managers for the offering. Mizuho and Truist Securities are also acting as joint book-running managers.

This offering is being made pursuant to an effective automatic shelf registration statement, including a prospectus and a preliminary prospectus supplement related to the offering, previously filed by the Company with the Securities and Exchange Commission (“SEC”). Copies of the prospectus and the preliminary prospectus supplement may be obtained by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus and the preliminary prospectus supplement may be obtained from BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, email: dg.prospectus_requests@bofa.com; from Citi at Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146); and from Wells Fargo at: Wells Fargo Securities, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York, 10001, at (833) 690-2713 or email a request to cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer or sale of these securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the related registration statement.

About Vital Energy

Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.

Forward-Looking Statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties, including, among others, that our business plans may change as circumstances warrant and that the offering may not ultimately be consummated.

General risks relating to Vital Energy include, but are not limited to, moderating but continuing inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, actions by the Organization of Petroleum Exporting Countries and other producing countries and the Russian-Ukrainian military conflict, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the volatility of oil, natural gas liquids and natural gas prices, including our area of operation in the Permian Basin, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, such as the COVID-19 pandemic, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of legislation or regulatory initiatives intended to address induced seismicity on the Company’s ability to conduct its operations; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company’s transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2022, the preliminary prospectus supplement and those set forth from time to time in other filings with the SEC. These documents are available through Vital Energy’s website at www.vitalenergy.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact

Ron Hagood

918.858.5504

ir@vitalenergy.com

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